EXHIBIT B-4

ADMINISTRATIVE SERVICES AGREEMENT
BETWEEN
PNM RESOURCES, INC.
AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

THIS ADMINISTRATIVE SERVICES AGREEMENT (hereinafter called the "Agreement") is effective as of December 31, 2001 by and between PNM RESOURCES, INC. (hereinafter called "PNM Resources") and PUBLIC SERVICE COMPANY OF NEW MEXICO (hereinafter called "PNM").

RECITALS:

A.  PNM is a New Mexico public utility subject to the regulatory jurisdiction of the New Mexico Public Regulation Commission ("NMPRC") and the Federal Energy Regulatory Commission and presently provides electric and natural gas utility services in New Mexico.

B.   PNM Resources is the holding company of PNM, effective as of December 31, 2001.

C.   It is the mutual desire and intent of the parties that each render to the other certain services (hereinafter called "Services") under the terms and conditions stated herein.

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS, CONDITIONS AND TERMS SET FORTH HEREIN, PNM RESOURCES AND PNM AGREE AS FOLLOWS:

1.  Term.  This Agreement shall be effective December 31, 2001 and continue thereafter until terminated as provided herein.

2.   Provision of Services by PNM Resources.  PNM Resources agrees to provide to PNM those types of Services described in Appendix 1 attached to and made a part of this Agreement. PNM shall specify agreed levels of service and performance metrics, which may be adjusted from time to time by mutual agreement of the parties.

3.  Provision of Services by PNM.  Subject to any limitations in Order Approving Formation of a Holding Company in NMPRC Case No. 3137, PNM agrees to provide to PNM Resources such incidental Services as may be agreed upon by PNM and PNM Resources.  PNM Resources shall specify agreed levels of service and performance metrics, which may be adjusted from time to time by mutual agreement of the parties.

4.  Compensation for Services Provided by PNM Resources.  In accordance with Section 11 herein, PNM agrees to pay PNM Resources on either a direct cost basis or an allocated cost basis for the Services provided to PNM.  If an allocated cost basis is used, costs for the specific Service involved will be allocated in proportion to the benefits received by PNM, pursuant to a methodology approved by the NMPRC in PNM's most recent general rate case.

5.  Compensation for Services Provided by PNM.  PNM Resources agrees to pay PNM on a basis consistent with Order Approving Formation of a Holding Company issued in NMPRC Case No. 3137 for the Services provided by PNM.

6.   Parties' Responsibilities Related to Services Provided. In connection with the Services provided, each party will:

(a)  coordinate with the other party on the level of Services to be provided and in sharing information on business changes affecting the level of Services to be provided;

(b)  measure and regularly report to the other party the Services provided, the level at which the Services are provided and the performance levels achieved;

(c)  participate in planning meetings with the other party and assist in the development of accurate demand forecasts;

(d)  provide timely notification of significant changes in the conduct of its business that will impact the specific workload of the party providing the Services;

(e)  provide timely feedback on performance to the party providing the Services so that improvements can be implemented as necessary; and

(f)   monitor internal demand for Services.

7.   Annual Review and Changes in Services.  This Agreement will be reviewed jointly by the parties at least annually.  At any time, this Agreement or the Services provided hereunder may be modified by mutual agreement if the respective needs of PNM and PNM Resources require changes in the Services or level of Services provided.  Both PNM and PNM Resources may propose changes to Services provided to or by them.

8.  Rule 450 Notices and Reports.  PNM shall be responsible for providing any notice or report required to be given pursuant to NMPRC Rule 450 as a result of activities carried out under this Agreement .

9.  Statement of Account.  The party providing the Services shall provide the other party with a statement of account in a form mutually agreed to by the parties, on a calendar quarter basis for the Services provided.  Each statement of account shall be provided within forty-five (45) days following the end of each calendar quarter.  Statements of account shall be paid within thirty (30) days of receipt.  If the party to whom the Services are provided disputes a charge, then that party shall provide notice to the other party of the disputed charge within fifteen (15) days of receipt of the statement of account and the parties shall negotiate in good faith for a resolution of the disputed charge.  All undisputed charges on the statement of account shall be paid within the time frame provided in this Section 9.

10.Resolution of Issues.  PNM and PNM Resources personnel will work together to obtain timely resolution of any problems arising under this Agreement.  In the event that any service level, cost allocation or similar issue relating to Services provided by either PNM Resources or PNM cannot be resolved in a timely manner by PNM and PNM Resources personnel, resolution of the issue shall be referred to the appropriate PNM and PNM Resources managers.

11.Compliance with Laws, Regulations and Policies.  In the provision and pricing of Services, the parties will comply with applicable requirements of Order Approving Formation of a Holding Company in NMPRC Case No. 3137, and other applicable laws, regulations and policies.

12.Confidentiality of Information.   The parties agree that all data and information that they receive from or are given access to by the other party pursuant to this Agreement is confidential, proprietary and may contain trade secrets.  The parties acknowledge and agree that all such data and information is and shall remain the property of the party from whom it is received or who provides access to it (hereinafter called the "Disclosing Party").  Further, in addition to the requirements of Section 11 herein, the parties agree to take reasonable precautions to maintain the confidentiality of all such data and information and to not disclose such data or information to any third party without the prior consent of the Disclosing Party, except as required by law.  If a party is served with process of law, including but not limited to subpoenas requiring that party to produce, release or disclose any such data or information received hereunder or to which it was given access hereunder, such party shall immediately notify the Disclosing Party and allow the Disclosing Party, at its sole expense and cost, to challenge the process of law, including any subpoena.

13.Audit of Records.  At any time, but not later than two (2) years after a payment is made under this Agreement, either party may audit the statements of accounts and other substantiating documentation of the other party relating to such payment.  Each payment previously made shall be subject to a decrease to the extent that any amount is found not to have been properly payable or to an increase for any underpayments that are discovered.

14.Right to Use PNM Property by PNM Resources.  PNM Resources shall be entitled to the use of certain personal and intangible property of PNM (the "PNM Property") in performing Services for PNM under this Agreement, as described in Appendix 2 attached hereto and made a part of this Agreement, and as may be amended by the parties from time to time.  PNM Resources also may use the PNM Property to provide services to Avistar, Inc. and to itself, and PNM Resources shall compensate PNM for such use on an allocated cost basis initially equal to $86,427.00 per month to be paid at the end of each calendar quarter, subject to either increase or decrease for any adjustments to the allocated costs or use by PNM Resources.  PNM Resources shall acquire no interest in the PNM Property and its use by PNM Resources for purposes other than providing Services to PNM shall be terminable by PNM at will on thirty (30) days written notice to PNM Resources.

15.Termination.  Except as provided in Section 14 above, this Agreement shall continue until terminated by mutual consent of the parties.

16.Prohibition Against Assignment.  This Agreement is not assignable in whole or in part by either party without the written consent from the other party.

17.Binding Effect.  This Agreement is binding upon PNM, PNM Resources and their respective successors and assigns.

18.Notices.  Any notice or approval required or permitted under this Agreement, whether delivered by hand, electronic facsimile or mail, shall be in writing and shall be sent to the following addresses or to any other address designated by prior written notice:

If to PNM Resources:

      John R. Loyack, Controller
      PNM Resources, Inc.
      Alvarado Square, MS 0406
      Albuquerque, New Mexico  87158

If to Public Service Company of New Mexico:

      Thomas Sategna, Controller
      Public Service Company of New Mexico
      Headquarters Building, MS 0700
      Albuquerque, New Mexico  87158

19.Further Actions.  The parties agree to take such further actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed on behalf of PNM Resources and PNM by their duly authorized representatives as of the date and year first above written.

PNM RESOURCES, INC. PUBLIC SERVICE COMPANY OF NEW MEXICO

By:  ____________________                          By:  ____________________________

Name:  Jeffrey E. Sterba                                          Name:  Roger J. Flynn
Title:     Chairman, President and                              Title:     Executive Vice President
            Chief Executive Officer                                            Electric and Gas Services

Appendix 1

A general description of the Services that may be provided by PNM Resources to PNM, which may be modified from time to time, is set forth below.

  Accounting Services, including:
  *         Managerial Accounting-Cost allocations and cash processing and reconciliation
  *         General Accounting-Month end closing
  *         Accounts Payable
  *         Payroll
  *         Fixed Assets-Construction clearings and depreciation
  *         Procurement

  Office Services, including:
  *         Building Maintenance
  *         Office Services-Mail delivery and bill insertions
  *         Graphics
  *         Records Management
  *         Property Management

  Human Resources, including:
  *         Industrial Hygiene
  *         Employee Benefits-Pension, post-retirement benefits and employee wellness
  *         Personnel Staffing
  *         Compensation
  *         Training

  Information Services, including:
  *         Network Desktop Services
  *         Telecommunications
  *         Software Applications

  Services provided by the Office of the Chairman, President and CEO

  Corporate-wide environmental affairs services

  General Counsel and Secretary services

  Legal Services, including:
  *         Management of outside counsel
  *         Management of litigation and lawsuits
  *         Legal advice/counsel on such matters as:

      -          Human resource matters
-          Employee law matters
-          ERISA matters
-          Purchasing/Contract law issues
-          Environment law issues
-          Intellectual Property law issues

  Strategic planning services

  Investor and media relations services

  Services provided by the holding company officers, e.g., CFO, Treasurer, etc., such as:
  *         Financial Management
  *         Cash Management
  *         Financial and Tax Compliance
  *         Credit Management
  *         Trust and Corporate Investments
  *         Capital Management
  *         Financial Accounting Reporting
  *         Budgeting
  *         Tax Planning and Strategy
  *         Shareholder Records and Alliance

  Corporate Governance Support, including Performance Stock Plan Administration, and Annual Meeting-Board/Management Support

  Governmental Affairs Services, including local, county, state, Native American and Federal governmental affairs

  Financial Services, including:
  *         Audit Services
  *         Corporate Controller
  *         Corporate Risk Management
  *         Corporate Treasury

  Corporate Insurance

Appendix 2

Personal Property

SCANNER
PC' PENTIUM 90
PC 486-SR VP BULK POWER
PLOTTER, COLOR NOVA - DRAFTING
PC - 486/66 DRAFTING
PC's FOR SYSTEM ENGINEERING
PC's FOR SYSTEM ENGINEERING
PENTIUM 266 PCI SYSTEM-SYSTEM ENGINEERING
PC, PENTIUM II, ENG. LAN
LAN SERVER - DRAFTING
LAN SERVER - SYSTEM ENGINEERING
CD DRIVE-SYSTEM ENGINEERING
PRINTER, HP LASERJET 4
PRINTER - SYSTEM ENGINEERING
EPSON PRINTERS-SYSTEM ENGINEERING
PRINTER, HP, ENG. LAN
PRINTER-XEROX 8830 W/NIC - SYSTEM ENG
HP DESIGNJET 2500 CP PLOTTER-SYSTEM ENG
PROJECTOR, ENG. LAN
PC'S FOR BUDGET DEPT
PC'S AND WORK STATIONS FOR ROW
AM/FM SERVER BERNALILLO DIVISION
PC 386/33 - FUELS MANAGEMENT
PC 486DX/33-FUELS MANAGEMENT
PC NOTEBOOK 386/25 - FUELS MANAGEMENT
PRINTER - FUELS MANAGEMENT
ELECTRIC MKTG. TRANSLATION ROOM EQUIP
MAG-TAPE METERS KTC901/34201-009
INDUS-PASSPORT HARDWARE
PC SCANMASTER&SERVER - LAN
PENTIUM PC'S - LAN
SERVERS - LAN
LAN EXPANSION/ACCELERATION HARDWARE
COMDISCO CPU UPGRADE (HARDWARE)
PENTIUM PC'S FOR IS
SERVERS TO SUPPORT EXPANDED LAN/WAN
UPGRADE SERVERS
SECURITY EQUIP FOR NETWORK & C/S
XANTE ACCELER-WRITER PRINTER
COMDISCO DISK EQUIP
DISK STORAGE DEVICES (DASD)
DISK STORAGE EQUIP
CANON COLOR COPIER - GRAPHICS

ELECTRONIC COPY BOARD
FILM PLOTTER (MICROGRAPHICS)
COLOR LASERJET PRINTER
HP LASERJET PRINTER
PRINTER
OVERHEAD PROJECTOR (AS-8)
PV 85 LCD PROJECTOR W/CASE
POWERMAC 7100 PC & 17" MONITOR
EQUUS 486 PC'S
EQUUS 486 PC
LAPTOP
PERFORMA 6115 CD 8/350 PC
PENTIUM 100 MHZ INTEGRITY COMPUTER
PC PENTIUMS
MICROAGE 486 PC
PENTIUM 586 PC
RESUMIX HARDWARE
ENTERPRISE DATA CENTER HARDWARE
ENTERPRISE BACKUP
RISK MANAGEMENT HARDWARE
PC DOCS HARDWARE-DCC
PRODUCTION SCANNER
ADDRESSING BARCODE PRINTER-OFC SVCS
WILSON JONES COMPUTER EDIT FILES-PAYABLE
MAG TAPE REPL-METERS 6012-004
MAG TAPE REPL-MICROFLEX PC 6012-004
MAG TAPE/4 CHANNEL RECORDERS 6012-005
ROLM SCBX AUTOMATIC CALL DIST TELE SYST
ACD TELEPHONE EXPANSION 6-1-6124-003
M/W, SPREAD SPECTRUM, LYNX.SC6, 414 SILVER
#8210 FUSE PANEL 6-1-6374-034 (HQ PENTHOUSE)
100FT WAVEGUIDE 6-1-6374-034 (HQ PENTHOUSE)
#6103 SIGNALING CONVERTOR 6-1-6374-034
M1005 CHANNEL MODEM FOR MC-400 MULTIPL
MODEM (RACK MNTD) GDC 202-9DR
MODEM GDC 202-5b
MODEM GDC 103-4AR
VIDICOM FREEZ-FRAME VIDEO TELECONFER
MODEM GDC 202-9D
MODEM GDC 202-5B
MODEM GDC 201-9
FREQUENCY RADIOS GE MDL#MC74KES33A
T-433 METRICK FM-2WAY RADIO-3 FREQ.MODE
MOBILE RADIO 100W S/N 433 HFW 2700
MOBILE RADIO 100W S/N 433 HFW 2701
3-FREQUENCY RADIOS 110 WATT DELTA S MO

MAG TAPE EQUIP/ELECTRONIC RECORDERS 6
5 WATT-6 CHANNEL MOBILE UNIT S/N #504556
SHINWA HAND HELD RADIO MODEL UR4CP S/N
HAND-HELD RADIO 6-1-6493-010-055
BATTERY BACKUP SYS CP #2227 9-88
VIDEOCONFERENCING SYSTEM
TELECOM/ENGINEERING SUPPORT
COMMUNICATION LINES-STATEWIDE LAN

Intangible property
APC - HW/SW UNIX
Axent Intrusion Detection
Bindview
Bluestone Application Server (4 CPUs)
CA - ACF/SSP
CA - ACF2 MVS
CA - OPS MCSII
CA - RC - Secure
CA - RC Migrator
CA - RC Query
CA - RC Update
CA - Sovel/CPT
CA Network TCP Access
Checkpoint Firewall
Checkpoint FW VPN Secure Remote
Citrix Maintenance/Subscription
Compuware - Abend-AID MVS 7122
Compuware - 7138
CPU models Lic - FDR Innovation Co
Crystal Report
Desktop Diagnostic Tools
DTS Software ACC/SRS
Dynam/TLMS
EMC - HW/SW UNIX
HEAT
HP - HW/SW UNIX
IBM - CICS
IBM - COBOL
IBM - DB2 V4
IBM OS (Operating System)
JCL Check
Legato B/U SW Support
MailSweeper
Microsoft
MSDN Subscriptions
MVS/Quick-Ref
Netcensus PC Inv Support
NETEC - CICS Apc
Network Assoc. Net Diag SW
Oracle
Panvalet ISPF MVS
Peregrine
Quota Advisor Support
Rainfinity HA Support

RC/MVS
Report Facility/TSO MVS
SAS Institute
Scheduler MVS
Sendmail Mail Gateway Support
Software AG Adabase
Software Infrastructure CA Uni-Center-NT
Sophos Anti-Virus for mail gateway
Steel Belted Radius Support
SurfControl
Symantec Norton Anti-Virus
TPX Extended Package
TSO Assembler Prompter
VS. Fortran Compile/Lib/Debug
Workflow
Xerox XPAF
Rezlogic
OASYS
Walker
Savi / Comp / EMS
Passport
Zainet
Time slip software - Legal
PC Docs